Exhibit 10.47

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

CHANGE ORDER

AMENDED LETTER OF PAYMENT AUTHORIZATION

Amendment No. 02

May 1, 2012

Gary Hattersley, Ph.D.

Vice President, Biology

RADIUS HEALTH, INC.

5th Floor

300 Technology Square

Cambridge, MA 02139

United States

ghattersley@radiuspharm.com

RE:	STUDY PN 670364 (Radius No:10RAD032)	Study Title: A 2-Year Subcutaneous Injection Carcinogenicity Study Of BA058 And PTH In The Fisher 344 Rat

STUDY START: Week of January 17, 2010

Dear Gary,

This communication is to serve as an Amended Letter of Payment Authorization (ALOPA) for the above referenced study, which will be performed at Charles River Laboratories Preclinical Services as set forth below.  Charles River Laboratories Preclinical Services shall perform these services in accordance with the existing Service Agreement executed between Charles River Laboratories Preclinical Services and RADIUS HEALTH, INC. Once fully executed, this ALOPA shall be incorporated into and made part of the existing Service Agreement.

Summary of Changes:

• Additional charge for the purchase of 100mg of PTH from Cedarlane

The price of this Protocol Amendment is as follows:

Authorized Price	$ [*]
(After discount)	(as per signed ALOPA dated: January 20, 2012)

Additional Charge	$ [*]

Additional with additional [*]% goodwill discount:	$ [*]

Revised Price	$ 2,494,435 US

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The payment schedules of this study are as follows:

• $ [*] First payment at study authorization — (Paid)

• $ [*] Due upon receipt of invoice — (ALOPA1) — (Paid)

• Additional Charge  Due upon receipt of invoice — (ALOPA2)

• 75% Equal monthly installments

• 5% Upon receipt of draft report

• 5% Upon receipt of final report or forty five (45) days after issuance of draft report (whichever comes first)

Please sign and return this document via facsimile or email (contact information below).  Should you have any questions or require any additional information, please do not hesitate to call me.  We look forward to being of service.

Best regards,

For:

Stéphane Besner, B.Sc. M.B.A	/s/ B. Nicholas Harvey
Senior Client Manager, Sales & Marketing	Authorized Sponsor Representative
Charles River Laboratoires
Preclinical Services Montreal Inc.	B. Nicholas Harvey, Chief Financial Officer
22022 Transcanadienne	Print (Name and Title)
Senneville, Québec, Canada H9X 3R3
Tel: (514) 630-2436 Fax: (514) 630-8230	May 1, 2012
e-mail:stephane.besner@crl.com	Date
Web site: www.criver.com

If a PO is required, please submit PO with Letter of Payment Authorization or fax to 514-630-8230.

c.c. S. Pryce, D. Tremblay, S Y. Smith, B. Attella, Main File

E:\CLIENTS\Radius\2012\670364.L7.01May12 - ALOPA2.doc

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.